Exhibit 99.1

nLIGHT, Inc. Announces Second Quarter 2020 Results
Revenues of $52.1 million and gross margin of 25.0% for the second quarter of 2020

VANCOUVER, Wash., August 5, 2020 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the second quarter of 2020.
“Our strong second quarter financial performance demonstrates growing customer demand for our differentiated product offerings across each of our end markets,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Business activity in China was robust throughout the quarter in both the industrial and microfabrication end markets, driving overall revenues above the high-end of our outlook. Adoption of our higher power fiber lasers continues to grow, both inside and outside of China, and we are encouraged by the early customer response to our fiber laser welding solutions and the long-term potential in this application space.

“With the improved revenue performance and continued cost controls we expanded our already strong net cash position to over $105 million at the end of the second quarter,” continued Keeney. “As we look at the third quarter, we currently see strong demand trends across each of our end markets and geographies. This is particularly true for our industrial business outside of China.”

Second Quarter 2020 Financial Highlights

	Three Months Ended June 30,
(In thousands, except percentages)	2020	2019	% Change
Revenues	$52,138	$48,048	8.5%
Gross margin	25.0%	33.0%
Income (loss) from operations	$(6,049)	$805	(851.4)%
Operating margin	(11.6)%	1.7%
Net loss	$(6,830)	$(155)	(4,306.5)%
Adjusted EBITDA(1)	$3,256	$5,455	(40.3)%
Adjusted EBITDA, as percentage of revenues	6.2%	11.4%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $52.1 million for the second quarter of 2020 were up 8.5% compared to $48.0 million for the second quarter of 2019. Gross margin was 25.0% for the second quarter of 2020 compared to 33.0% for the second quarter of 2019. GAAP net loss for the second quarter of 2020 was $(6.8) million, or net loss of $(0.18) per diluted share, compared to net loss of $(0.2) million, or net loss of $0.00 per diluted share, for the second quarter of 2019. Non-GAAP net loss for the second quarter of 2020 was $(0.1) million, or non-GAAP net loss of $0.00 per diluted share, compared to non-GAAP net income of $2.2 million, or non-GAAP net income of $0.05 per diluted share, for the second quarter of 2019. Reconciliations of the non-GAAP information provided here to the most directly comparable GAAP metric have been provided in the financial statement tables included in this release.

Outlook
For the third quarter of 2020, nLIGHT expects revenues to be in the range of $54.0 million to $60.0 million, gross margin to be in the range of 22.0% to 26.0%, and Adjusted EBITDA to be in the range of $1.0 million to $5.0 million.

Investor Conference Call at 2:00 p.m. Pacific Time, Wednesday, August 5, 2020

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Second Quarter 2020 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP financial measures presented herein are specific to us and may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income adjusted for income tax expense, other non-operating expense or income, interest expense or income, depreciation and amortization, stock-based compensation, acquisition and integration-related costs and other special items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, acquisition and integration-related costs, and other special items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by common weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period, if applicable.

Tables presenting the reconciliation of Adjusted EBITDA to net income (loss), as well as the reconciliation of non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, to net income (loss) and net income (loss) per share, basic and diluted, respectively, the two most directly comparable GAAP financial metrics, are included at the end of this press release.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA and our expectations regarding customer demand for our products, operating results, and financial position, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) the impact on our sales and operations of public health crises in China, the United States or internationally, including the current COVID-19 pandemic, (2) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (3) fluctuations in our quarterly results of operations and other operating measures, (4) downturns in the markets we serve could materially adversely affect our revenues and profitability, (5) our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (6) the competitiveness of the markets for our products, (7) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (8) the effect of current and potential tariffs and global trade policies on the cost of our products, (9) our manufacturing capacity and operations may not be appropriate for future levels of demand, (10) our reliance on a small number of customers for a significant portion of our revenues, and (11) the risk that we may be unable to protect our proprietary technology and intellectual property rights. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Vancouver, Washington, nLIGHT employs over 1,200 people with operations in the U.S., China and Finland. For more information, please visit www.nlight.net.

For more information, contact:
Jason Willey
Investor Relations and Corporate Development
nLIGHT, Inc.
(360) 567-4890
jason.willey@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Products	$45,104	$48,048	$82,034	$89,909
Development	7,034	—	13,319	—
Total revenue	52,138	48,048	95,353	89,909
Cost of revenue:
Products	32,597	32,177	60,497	60,524
Development	6,485	—	12,299	—
Total cost of revenue(1)	39,082	32,177	72,796	60,524
Gross profit	13,056	15,871	22,557	29,385
Operating expenses:
Research and development(1)	9,472	6,494	18,010	12,916
Sales, general, and administrative(1)	9,633	8,572	17,333	16,716
Total operating expenses	19,105	15,066	35,343	29,632
Income (loss) from operations	(6,049)	805	(12,786)	(247)
Other income (expense):
Interest income (expense), net	(65)	740	218	1,490
Other income (expense), net	(298)	(907)	(414)	(87)
Income (loss) before income taxes	(6,412)	638	(12,982)	1,156
Income tax expense	418	793	1,323	2,546
Net loss	$(6,830)	$(155)	$(14,305)	$(1,390)
Net loss per share, basic	$(0.18)	$0.00	$(0.38)	$(0.04)
Net loss per share, diluted	$(0.18)	$0.00	$(0.38)	$(0.04)
Shares used in per share calculations:
Basic	38,177	37,065	38,003	36,880
Diluted	38,177	37,065	38,003	36,880

(1)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenues	$339	$267	$684	$476
Research and development	2,275	711	4,057	1,269
Sales, general, and administrative	3,423	1,403	5,059	2,545
	$6,037	$2,381	$9,800	$4,290

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$120,899	$117,252
Accounts receivable, net	23,891	27,126
Inventory	50,611	46,131
Prepaid expenses and other current assets	9,883	8,084
Total current assets	205,284	198,593
Property and equipment, net	41,349	27,747
Lease right-of-use assets	11,080	—
Intangible assets, net	8,849	10,006
Goodwill	9,972	9,872
Other assets, net	4,840	3,748
Total assets	$281,374	$249,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,343	$12,700
Accrued liabilities	12,179	11,605
Deferred revenue	2,191	679
Lease liabilities	2,480	—
Current portion of long-term debt	5	51
Total current liabilities	37,198	25,035
Non-current income taxes payable	6,656	6,429
Long-term lease liabilities	8,896	—
Long-term debt	15,000	—
Other long-term liabilities	2,299	1,894
Total liabilities	70,049	33,358
Stockholders' equity:
Common stock - par value	15	15
Additional paid-in capital	345,917	336,732
Accumulated other comprehensive loss	(2,848)	(2,685)
Accumulated deficit	(131,759)	(117,454)
Total stockholders’ equity	211,325	216,608
Total liabilities and stockholders’ equity	$281,374	$249,966

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(14,305)	$(1,390)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,614	3,205
Amortization	2,815	1,276
Reduction in carrying amount of right-of-use assets	1,425	—
Provision for losses on accounts receivable	62	33
Stock-based compensation	9,800	4,290
Loss on disposal of assets	—	5
Changes in operating assets and liabilities:
Accounts receivable, net	3,012	(4,334)
Inventory	(4,457)	(6,987)
Prepaid expenses and other current assets	(1,801)	3,192
Other assets	(2,131)	(1,800)
Accounts payable	7,400	1,111
Accrued and other long-term liabilities	1,243	(25)
Deferred revenues	1,519	(141)
Lease liabilities	(1,428)	—
Non-current income taxes payable	234	382
Net cash provided by (used in) operating activities	7,002	(1,183)
Cash flows from investing activities:
Purchases of property, plant and equipment	(17,040)	(6,110)
Capitalization of patents	(628)	(806)
Net cash used in investing activities	(17,668)	(6,916)
Cash flows from investing activities:
Proceeds from debt financing	15,000	—
Principal payments on debt and capital leases	(45)	(50)
Proceeds from employee stock plan purchases	685	762
Proceeds from stock option exercises	857	915
Tax payments related to stock award issuances	(2,157)	(480)
Net cash provided by financing activities	14,340	1,147
Effect of exchange rate changes on cash	(27)	135
Net increase (decrease) in cash and cash equivalents	3,647	(6,817)
Cash and cash equivalents, beginning of period	117,252	149,478
Cash and cash equivalents, end of period	$120,899	$142,661
Supplemental disclosures:
Cash received for interest	$316	$1,552
Cash paid for income taxes	1,015	1,393
Accrued purchases of property, equipment and patents	993	952
Supplemental disclosure of noncash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	$12,408	$—

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(6,830)	$(155)	$(14,305)	$(1,390)
Income tax expense	418	793	1,323	2,546
Other (income) expense, net	298	907	414	87
Interest income (expense), net	65	(740)	(218)	(1,490)
Depreciation and amortization	3,268	2,269	6,429	4,481
Stock-based compensation	6,037	2,381	9,800	4,290
Acquisition and integration-related costs	—	—	50	—
Adjusted EBITDA	$3,256	$5,455	$3,493	$8,524

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(6,830)	$(155)	$(14,305)	$(1,390)
Add back:
Stock-based compensation(1)	6,037	2,381	9,800	4,290
Amortization of purchased intangibles	656	—	1,312	—
Acquisition and integration-related costs	—	—	50	—
Non-GAAP net income (loss)	(137)	2,226	(3,143)	2,900

GAAP weighted average shares outstanding	38,177	37,065	38,003	36,880
Non-GAAP weighted average number of shares, basic	38,177	37,065	38,003	36,880
Dilutive effect of common stock equivalents	—	4,391	—	4,487
Non-GAAP weighted average number of shares, diluted	38,177	41,456	38,003	41,367

Non-GAAP net income (loss) per share, basic	$0.00	$0.06	$(0.08)	$0.08
Non-GAAP net income (loss) per share, diluted	$0.00	$0.05	$(0.08)	$0.07
(1) There is no income tax effect related to the stock-based compensation adjustment due to the full valuation allowance in the U.S.